UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 15, 2026

Date of Report (Date of earliest event reported)

TERRA INNOVATUM GLOBAL N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-42901	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Via Matteo Trenta 117, Lucca, Italy	55100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +39 0583 55797

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of €0.01 per share	NKLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On January 15, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Terra Innovatum Global N.V. (the “Company”) dismissed MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm. MaloneBailey had served as the Company’s independent registered public accounting firm since April 29, 2025. MaloneBailey had served as the independent auditor for Terra Innovatum S.R.L, an Italian limited liability company, the Company’s wholly-owned subsidiary, since 2025. MaloneBailey had served as the independent auditor for Xit Corp. (formerly GSR III Acquisition Corp.), a Cayman Islands exempted company, the Company’s wholly-owned subsidiary, since 2024.

MaloneBailey’s audit report on the Company’s financial statements as of April 29, 2025 and for the period beginning April 29, 2025 (inception) and ended April 29, 2025 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the period beginning April 29, 2025 (inception) and ended April 29, 2025 and the subsequent interim period through January 15, 2026: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided MaloneBailey with a copy of this report prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that MaloneBailey furnish the Company with a letter addressed to the SEC stating whether MaloneBailey agrees with the statements made by the Company in this report and, if not, stating the respects, if any, in which MaloneBailey does not agree with such statements. A copy of the letter from MaloneBailey is filed as Exhibit 16.1 hereto.

(b) Engagement of new Independent Registered Public Accounting Firm

On January 15, 2026, the Audit Committee appointed KPMG Accountants N.V. (“KPMG”) as its new independent registered public accounting firm. The Company has authorized MaloneBailey to respond fully to the inquiries of the successor independent registered public accounting firm.

During the two most recent fiscal years and the subsequent interim period through January 15, 2026, the Company did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
16.1	Letter from MaloneBailey, LLP
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2026

TERRA INNOVATUM GLOBAL N.V.

	By:	/s/ Alessandro Petruzzi
	Name:	Alessandro Petruzzi
	Title:	Chief Executive Officer

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